UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2010
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On February 3, 2010, as previously reported on Form 4 filings pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, by the individuals identified below, the Human Resources Committee (the “Committee”) of the Board of Directors of Gaylord Entertainment Company (the “Company”) approved annual equity awards to the Company’s named executive officers pursuant to the Company’s 2006 Omnibus Incentive Plan, as amended (the “2006 Plan”). These awards included the following awards of time-based restricted stock units (“RSUs”):

	RSUs Vesting on	RSUs Vesting on
Name	February 3, 2012	February 3, 2014
Colin V. Reed,	27,250	27,250
Chairman of the Board and Chief Executive Officer
David C. Kloeppel,	17,500	17,500
President and Chief Financial Officer
Mark Fioravanti,	2,050	9,950
Senior Vice President of Finance and Treasurer
Carter R. Todd,	1,500	8,500
Executive Vice President, General Counsel and Secretary
Richard A. Maradik,	1,500	8,500
Senior Vice President and Chief Marketing Officer
     Until the RSUs vest and shares of common stock are issued in conversion thereof, the holder will not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive dividends or other distributions (if made). Vesting of the RSUs generally ceases upon termination of the recipient’s employment with the Company. Upon vesting, the recipient is entitled to receive the number of shares of the Company’s common stock equal to the number of vested RSUs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: February 9, 2010	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Executive Vice President, General Counsel and Secretary